Exhibit 32(a)

Certification Pursuant to 18 U.S.C.  Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of New Pluto Global, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2025 as filed with the Securities and Exchange Commission (the “Report”), I, Christopher D. McCarthy, principal executive officer of the Company, certify that to my knowledge:
1.the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher D. McCarthy
Christopher D. McCarthy

President and Chief Executive Officer, Showtime/MTV Entertainment Studios and Paramount Media Networks

August 1, 2025